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                                EXHIBIT (j)(ii).

                          Consent of Ernst & Young LLP

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                                                              Exhibit 99.(j)(ii)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" and "Fund Auditor" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 4 to the Registration Statement (Form N-1A, No. 333-107797) of The Weitz Funds and to the use of our report dated April 27, 2004 on the financial statements of The Weitz Funds, incorporated by reference therein.



/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP


Cincinnati, Ohio
July 27, 2004